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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


             Subsidiary of Waypoint Financial            State of Organization
------------------------------------------------   -----------------------------
Waypoint Bank                                          United States
Waypoint Financial Investment Corporation.             Delaware
New Service Corporation.                               Pennsylvania
Waypoint Service Corporation                           Pennsylvania
Waypoint Brokerage Services, Inc.                      Pennsylvania
Waypoint Insurance Services, Inc.                      Pennsylvania
Owen Insurance Inc.                                    Pennsylvania
Advanced Real Estate Associates.                       Pennsylvania
Lenders Support Group Inc.                             Pennsylvania

                Subsidiary of Waypoint Bank              State of Organization
------------------------------------------------   -----------------------------
Harris Delaware Corporation                            Delaware
York Financial Investment Corporation.                 Delaware
H. S. Service Corporation.                             Pennsylvania
First Harrisburg Service Corporation.                  Pennsylvania
C.B.L. Service Corporation                             Pennsylvania
AVSTAR Mortgage Corporation                            Pennsylvania